Exhibit 23.3


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-41248, Form S-8 No. 33-85798, Form S-8 No. 33-96762, Form S-8
No. 333-00454,  Form S-8 No. 333-03284,  Form S-8 No. 333-20897, Form S-8
No. 333-61581,  Form S-8 No. 333-57307,  Form S-8 No.  333-45131,  Form S-8
No. 333-57311,  Form S-8 No. 333-75323, Form S-3 No.  333-45133,  Form S-3
No. 333-77003,  Form S-4 No. 33-94410,  Form S-4 No. 333-71637 and Form S-4
No. 333-75311) of PLATINUM technology International, inc. of our report dated February 10, 1998 except for note 14, as to which the date is March 14, 1999, with respect to the consolidated financial statements of Logic Works, Inc. for the years ended December 31, 1997 and 1996, incorporated by reference in this Current Report (Form 8-K)of Computer Associates International, Inc.


                                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
June 11, 1999